SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 of 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 31, 2003


                               VECTREN CORPORATION
             (Exact name of registrant as specified in its charter)


         Indiana                    1-15467              35-2086905
         -------                    -------              ----------
 (State of Incorporation)   (Commission File Number)   (I.R.S. Employer
                                                        Identification No.)


   20 N.W. Fourth Street, Evansville, Indiana             47708
   ------------------------------------------             -----
    (Address of principal executive offices)            (Zip Code)



        Registrant's telephone number, including area code (812) 491-4000


                                       N/A
             (Former name or address, if changed since last report.)



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Item 5.  Other Events

The Securities and Exchange Commission (SEC) recently issued Regulation G, concerning the use of non-GAAP financial measures in registrant's financial statements. These rules became effective March 28, 2003. Prior to the effective date, on March 20, 2003, the SEC issued interpretations of that Regulation concerning, among other things, the incorporation by reference of financial statements in registration statements. In anticipation of the incorporation by reference in future registration statements of Vectren Corp.'s 2002 Annual Report on Form 10K filed on March 18, 2003 and in order to fully comply with Regulation G, the table labeled Cash Flow From Operating Activities under the Financial Condition, Sources & Uses of Liquidity, section of Item 7 "Management's Discussion and Analysis of Results of Operations and Financial Condition" should be deleted. That section of Item 7 now reads as follows:

The Company's primary historical source of liquidity to fund working capital requirements has been cash generated from operations. Cash flow from operating activities increased during the year ended December 31, 2002 compared to 2001 by $104.2 million and increased $141.5 million in 2001 compared to 2000. The primary reasons for the increases are favorable changes in working capital accounts due to a return to lower gas prices and increased earnings before non-cash charges.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                VECTREN CORPORATION
March 31, 2003


                                           By:  /s/ M. Susan Hardwick
                                           ------------------------------------
                                              M. Susan Hardwick
                                              Vice President and Controller



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